EXHIBIT 99.2

PRESS RELEASE

GE AEROSPACE TO ACQUIRE CONSOLIDATED PRECISION PRODUCTS (CPP), EXPANDING MISSION-CRITICAL CASTINGS CAPACITY

•	Investing in castings capacity to support strong demand across commercial engines, aftermarket and defense
•	$11.75 billion transaction, expected to be accretive-a) to adjusted EPS* and free cash flow* in the first year
•	Strong near and long-term value creation for customers and shareholders

CINCINNATI—September 8, 2026—GE Aerospace (NYSE:GE) announced today that it has signed an agreement to acquire Consolidated Precision Products (CPP), a leading manufacturer of highly engineered castings, from private investment firms Warburg Pincus and Berkshire Partners.

GE Aerospace Chairman and CEO H. Lawrence Culp, Jr., said, “Investing in mission-critical casting capacity is needed to support the strong simultaneous demand across commercial engines, aftermarket and defense. By combining GE Aerospace’s technology capabilities and FLIGHT DECK with CPP’s manufacturing experience, we expect to expand capacity, improve performance and accelerate new engine technologies for the current fleet and next-generation platforms.”

CPP, headquartered in Cleveland, Ohio, manufactures highly engineered castings and sub-assemblies primarily for the commercial aerospace and defense markets. Founded in 1991, CPP is one of the world's largest producers of investment and precision sand castings, producing complex super alloy, titanium, aluminum, magnesium and steel castings for a variety of leading commercial and military aircraft, weapon systems, commercial and regional/business jets, helicopters and industrial gas turbines. CPP has a global team of ~6,600 employees across more than 20 facilities. GE Aerospace has been a CPP customer for over fifteen years.

Culp added, “We will leverage FLIGHT DECK to drive process and quality improvements, supporting higher output, and integrate design and manufacturing to bring engine technologies to market faster for our customers. These improvements also will ensure manufacturing readiness to deploy enhanced airfoil technology for a more reliable ramp.”

CPP CEO James Stewart, said, “GE Aerospace has been a great partner to CPP for many years, and we are excited to further strengthen this long-standing relationship. As we advance our position as an industry leader in castings, GE Aerospace has expressed strong enthusiasm for supporting our continued growth and expanded vision. Together, we look forward to delivering meaningful value and advancing the success of both organizations.”

*Non-GAAP Financial Measure
(a- excluding one-time costs and deal related amortization

Warburg Pincus Managing Director Dan Zamlong, said, “We are incredibly proud of the platform we have built in partnership with Berkshire Partners and CPP’s talented management team. CPP has been transformed into a leading precision casting company in the industry, with significant investments in its operations, technology, quality systems and talent, while expanding its ability to support customers across the commercial aerospace, defense, and power generation markets.”

Berkshire Partners Managing Director Blake Gottesman said, “Berkshire Partners is grateful to have partnered with CPP’s management team and Warburg Pincus during a critical chapter of the company’s growth. Together, we have strengthened CPP’s leadership in the castings industry, and we are excited for the company’s continued success as part of GE Aerospace.”

Transaction Details:

This transaction will deliver strong near and long-term value creation for customers and shareholders:

•	Purchase price of $11.75 billion to be financed with $7 billion in cash, with the remainder in new debt
•	Values CPP at ~18x 2027 EBITDA including expected net synergies, multiple of ~26x without
•	The acquisition is expected to be accretive-a) to adjusted EPS* and free cash flow* in the first year
•	No change to GE Aerospace’s capital allocation plans

GE Aerospace and CPP are committed to a disciplined, well-planned integration. The transaction is expected to close in the second half of 2027 and will be subject to regulatory approvals and other customary closing conditions.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as lead legal counsel to GE Aerospace. Evercore and PJT Partners are the lead financial advisors to GE Aerospace on the transaction. Morgan Stanley & Co. LLC and Guggenheim Securities, LLC are serving as financial advisors and Cleary Gottlieb is serving as legal counsel to CPP on the transaction.

About GE Aerospace

GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 50,000 commercial and 30,000 military aircraft engines. With a global team of approximately 57,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

About Warburg Pincus

Warburg Pincus LLC is the pioneer of private equity global growth investing. A private partnership since 1966, the firm has the flexibility and experience to focus on helping investors and management teams achieve enduring success across market cycles. Today, the firm has more than $105 billion in assets under management, and more than 225 companies in their active portfolio, diversified across stages, sectors, and geographies. Warburg Pincus has been an active investor in the aerospace & defense and industrial technology sectors with current and former

*Non-GAAP Financial Measure
(a- excluding one-time costs and deal related amortization

investments including Accelya, Aquila Air Capital, CAMP Systems, Duravant, Extant Aerospace, Infinite Electronics, Inmarsat, iNRCORE, Quest Global, Sundyne, Topcast, TransDigm, TRIUMPH, and Wencor Group. Warburg Pincus has invested in more than 1,100 companies across its private equity, real estate, and capital solutions strategies.

The firm is headquartered in New York with more than 15 offices globally. For more information, please visit www.warburgpincus.com or follow us on LinkedIn and YouTube.

About Berkshire Partners

Berkshire Partners is a 100% employee-owned, multi-sector specialist investor in private and public equity, with a focus on North American-based, middle-market companies. For more than four decades, the firm's private equity team has invested in well-positioned, growing companies across services, healthcare, industrials, and technology. Berkshire is currently investing from its Fund XI, with approximately $7.8 billion in commitments. Since inception, Berkshire Partners has made more than 140 private equity investments and has consistently worked in close partnership with management teams to build enduring businesses. Stockbridge, the firm's public equity group, was founded in 2007 and manages a concentrated portfolio seeking attractive long-term investments. For additional information, visit www.berkshirepartners.com.

Caution concerning forward-looking statements - This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. Uncertainties related to this transaction, including expected timing and structure, the ability of the parties to satisfy regulatory and other closing conditions and the expected benefits of the transaction, or other matters as described in our SEC filings may cause our actual future results to be materially different than those expressed in our forward-looking statements; see www.geaerospace.com/investor-relations/important-forward-looking-statement-information as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q for additional details. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

GE Aerospace Investor Contact:

Blaire Shoor, 857.472.9659

blaire.shoor@geaerospace.com

GE Aerospace Media Contact:

Megan Newhouse, 203.414.1257

megan.newhouse@geaerospace.com

*Non-GAAP Financial Measure
(a- excluding one-time costs and deal related amortization